UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 24, 2005

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

         (205) 250-8700
(Registrant’s telephone number, including area code)

        Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR              240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR              240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On August 24, 2005, Colonial Office JV LLC, a wholly-owned subsidiary of Colonial Properties Trust and Colonial Realty Limited Partnership (collectively, “Colonial” or the “Company”), entered into a joint venture agreement (the “Joint Venture Agreement”) with DRA G&I V LLC, a wholly-owned subsidiary of DRA Advisors LLC (“DRA”). Pursuant to the Joint Venture Agreement, the Company and DRA agreed to acquire CRT Properties, Inc. (“CRT”), which owns a portfolio of 137 office buildings on 26 properties located primarily in southeastern United States, in accordance with a merger agreement previously entered into between DRA and CRT on June 17, 2005 (the “Merger Agreement”). Pursuant to the Joint Venture Agreement, Colonial will have a 15% interest and DRA will have an 85% interest in the joint venture.

        Under the terms of the Joint Venture Agreement, the Company and DRA are obligated to invest up to 35% of the aggregate value of the CRT properties (excluding the Sale Properties, as defined below) in the joint venture as equity contributions for their interests in the joint venture. The aggregate value of the CRT properties (excluding the Sale Properties) is approximately $1.4 billion. In addition, the Company is obligated to provide mezzanine level financing to the joint venture with respect to the Sale Properties in an amount not to exceed 25% of the value of the Sale Properties or provide a guaranty of at least $50 million (not to exceed 25% of the value of the Sale Properties) if a third-party loan is available for such financing. Pursuant to the Joint Venture Agreement, any mezzanine level financing provided by the Company or third party debt guaranteed by the Company will be secured by the cash flows and capital proceeds of the joint venture. The acquisition of CRT Properties is expected to close late in the third quarter of 2005.

        The joint venture’s total transaction cost of $1.8 billion, or approximately $157 per square foot, includes the assumption of $369 million of mortgage debt. In addition to funds provided by the equity contributions of the Company and DRA, the joint venture expects to place additional secured debt of approximately $1.1 billion on the assets to fund the acquisition.

        The joint venture has identified 10 properties (the “Sale Properties”) totaling approximately $363 million which it expects to sell in the first 12 months of the venture. The assets will be marketed for sale beginning in the fourth quarter of 2005.

        Upon consummation of the acquisition of CRT, the Company will assume management of substantially all of the office properties included in the CRT portfolio, adding 11.7 million square feet of managed office space to the Company’s office portfolio of 8.3 million square feet for a total of 20 million square feet.

        The consummation of certain transactions contemplated by the Joint Venture Agreement are subject to completion of the merger transactions pursuant to the Merger Agreement.

        In addition to the Joint Venture Agreement, the Company has an existing joint venture relationship with DRA in connection with its multifamily portfolio of managed properties.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Item 1.01 of Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; the ability of our general partner to continue to maintain its status as a REIT for federal income tax purposes; the cost and availability of new debt financings; volatility of interest rates or capital market conditions; effect of any terrorist activity; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the Company assumes no liability to update the information in this Item 1.01 of Current Report on Form 8-K.

The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The description of the Company’s financing and potential guaranty obligations with respect to the Sale Properties are incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

        A summary of certain supplemental information regarding the DRA joint venture transaction is furnished as Exhibit 99.1 to this report on form 8-K.

        The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

        Attached as exhibits to this form are the documents listed below:

Exhibit Document

99.1	A summary of certain supplemental information regarding the joint venture transactions.
SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: August 31, 2005	By: /s/ John E.Tomlinson
Name: John E. Tomlinson
Title: Executive Vice President and Chief Accounting Officer
EXHIBIT INDEX Exhibit Document

99.1	A summary of certain supplemental information regarding the joint venture transactions.
      Exhibit 99.1

Colonial/DRA Joint Venture Transaction Supplemental Information

*	Leasing and management fees for year one are expected to be $4.7 million, which is expected to be offset by approximately $2.2 million in additional G&A expense anticipated as a result of the transaction, all of which is included in year one in Colonial’s Funds From Operations projections for the transaction.

*	Colonial’s modeling for the venture assumes approximately $33 million in capital expenditures in the first year for the joint venture and $15 million in succeeding years split roughly 70% for tenant improvements and 30% for leasing commissions.

*	Management fees are expected to range from 2.5% to 3.0% of effective gross revenue depending on the asset.

*	Colonial expects to earn between $1 million to $1.5 million in fees for transaction management activities in the first 2 years.